Exhibit 10.1B
SECOND AMENDMENT TO
EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (the “Second Amendment”) is entered into as of December 28, 2021, by and between Pacific City Bank (“Bank”), PCB Bancorp (formerly known as Pacific City Financial Corporation), a California corporation and registered bank holding company (“Company”) and Henry Kim (“Executive”).

WHEREAS, the Bank and Company entered into an Employment Agreement with Executive (the “Agreement”) dated January 1, 2018, as amended by the First Amendment to Employment Agreement dated August 26, 2021; and

WHEREAS, Executive, the Bank and Company have agreed to amend the Agreement to provide Executive certain changed compensation;

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Bank and Company and the Executive hereto agree as follows:

1.    Section 6(a) of the Agreement is amended and restated in its entirety to read as follows:

The Bank shall pay to the Executive an annual base salary of Four Hundred Fifty Thousand Dollars ($450,000) which shall be adjusted pursuant to the provisions of Subsection (b), below, after the first year of the Term hereof. Executive’s salary shall be payable at regular intervals in accordance with the Bank’s normal payroll practices now or hereafter in effect.

2.    Section 6(i) is added to the Agreement as follows:

On January 1, 2022, Executive shall be granted 25,000 restricted stock awards with vesting to occur ratably over five years with the first 20% vesting on the first anniversary of the grant, etc., in accordance with and pursuant to the Company’s 2013 Equity Based Compensation Plan.

3.    Section 8(d) of the Agreement is amended and restated in its entirety to read as follows:

Upon the occurrence of a Termination Without Cause, and subject to his execution of a release of claims in favor of the Bank, Company, and their affiliates and respective officers and directors in the form attached hereto as Exhibit 1 (the “Release”) and such Release becoming effective within thirty (30) days following the

Termination Date (such thirty-day period, the “Release Execution Period”), the Bank shall continue to provide Executive his base salary then in effect only, upon such terms and at such times as described herein, as follows:

(i)     If at least six (6) months are remaining in the Term, his salary shall continue for a period not to exceed one year; and
(ii)    If less than six (6) months are remaining in the Term, his salary shall continue for six (6) months.

4.    All other terms and conditions of the Agreement to remain in full force and effect.

[This space intentionally blank.]

[Signature page to Second Amendment to Employment Agreement]

THE EXECUTIVE	PACIFIC CITY BANK

/s/ Henry Kim	By:	/s/ Sang Young Lee
Henry Kim		Sang Young Lee
Chairman of the Board

PCB BANCORP

	By:	/s/ Sang Young Lee
Sang Young Lee
Chairman of the Board
3